VAALCO Energy, Inc.
                         4600 POST OAK PLACE, SUITE 309
                              HOUSTON, TEXAS 77027
                    TEL. (713) 623-0801 FAX. (713) 625-0982

December 5, 1996

Mr. S. Glynn Roberts
Northstar Interests, L.C.
9821 Katy Freeway, Suite 1040
Houston, Texas 77024

RE: 1996 Apache Offshore Gulf of Mexico Sales Package
    Amendment to October 22, 1996 Letter Agreement between VAALCO and
           Northstar

Dear Glynn:

This letter amends the October 22, 1996 Letter Agreement between] VAALCO Energy, Inc. ("VAALCO") and Northstar Interests, L.C. ("Northstar") with respect to the companies' joint purchase of the Apache Corporation offshore properties described in the Exhibit "A" of said letter agreement. The amended terms and conditions of the agreement being as follows:

        (1) According to the Settlement Statement issued by Apache and dated December 6, 1996, attached hereto as Exhibit "A", the Total Adjusted Purchase Price for the properties is Five Hundred and Forty One Thousand and One Hundred Sixty Nine ($541,169.00) Dollars.

        (2) VAALCO will pay one half the Total Adjusted Purchase Price and Northstar will pay the other half. All amounts previously deposited by each of the respective parties with Apache in accordance with the October 22, 1996 Letter Agreement shall be credited against the amount due at closing from each such respective party (eg. VAALCO will be credited $85,500.00 and Northstar will be credited $55,500.00).

        (3) The Effective Date of the transaction with Apache will be July 1, 1996, and thereafter VAALCO and Northstar will equally share all revenues and expenses attributable to the properties save and except ss148. Similarly, VAALCO and Northstar will equally share responsibility for all gas imbalances inherited with respect to the properties.

        (4) With one exception, at closing VAALCO (or its designated subsidiary VAALCO ENERGY (USA), INC.) will be assigned half of the interest conveyed by Apache to Northstar in the properties and Northstar will retain the other half. The one exception is that VAALCO will not be assigned an interest in the Ship Shoal 148 override to be conveyed by Apache to Northstar.

        (5) Northstar and VAALCO will be equally responsible for satisfying the Apache bonding requirements and any supplemental bonding requirements of the MMS. VAALCO will be solely responsible for satisfying THE three $50,000.00 MMS lease bonds on High Island Blocks A-280. A-313 and A-314, and will have its' principals Severally guaranty the $400,000.00 above $1,200,000. in liability on the bonds being issued by Underwriters Indemnity. Northstar's principals will execute a separate guaranty agreement with the VAALCO principals wherein they will agree to be liable to said principals for one half, or $200.000.00, of the $400,000.00 being guaranteed by the said VAALCO principals as above described.

        (6) VAALCO will operate the High Island Block 313/314 and High Island Block A-280 fields and with respect tO those fields Northstar will be responsible to VAALCO for its proportionate share of COPAS authorized overhead charges billed the non-operators.

Sincerely,

VAALCO ENERGY, INC.

/s/WILLIAM E PRITCHARD. III
William E Pritchard. III
Vice President and General Counsel

Agreed to and Accepted this ___day of December, 1996.

NORTHSTAR INTERESTS L.C.

By: /s/ S. GLYNN ROBERTS
S. Glynn Roberts
Its: Managing Director

                                      Settlement Statement

Seller:                               Apache Corporation
Buyer:                                Northstar Interests, L.C.
Effective Time:                       July 1,1996 @ 7:00 a.m.
Closing Date: December 6, 1997        Post-Closing Date: March 6, 1997
Well Name:                            Various - Offshore Properties

Wire Transfer Instructions:           Seller: To be designated by written notice
                                      Buyer:  To be designated by written notice

                                                          Post
                                        Preliminary      Closing       Final
                                        Settlement      Adjustment   Settlement
Purchase Price                          $1,310,000         $0           $0
                                        -----------     ----------   ----------
ADJUSTMENTS
 Increases to Purchase Price-
  Post Effective Date Expenditures         247,061          0            0
  Hydrocarbon Inventory                        966          0            0
  Underproduced Gas Imbalances              49,897          0            0
  Other                                          0          0            0
                                         ---------------------------------------
    Total Increases                        297,924          0            0
                                         ---------------------------------------
 Decreases to Purchase Price-
  Post Effective Date Revenues             804,051          0            0
  Title Defects                                  0          0            0
  Overproduced Gas Imbalances              262,704          0            0
  Other                                          0          0            0
                                         ---------------------------------------
    Total Decreases                      1,066,755          0            0
                                         ---------------------------------------
    Adjustments to Purchase Price         (768,831)         0            0
                                         ---------------------------------------
Total Adjusted Purchase Price             $541,169        $--          $--
  Less: Payments Received                 (141,000)                    $--
                                         ---------------------------------------
Amount Due (To) From Buyer                $400,169        $--          $--


Buyer: /s/ S. Glynn Roberts          Date:12-05-96
Seller:/s/ M. Lofhouse               Date:12-05-96